PETROSONIC ENERGY, INC. ANNOUNCES CLOSING OF

ACQUISITION OF SONOPROCESSTM TECHNOLOGY

August 1, 2012 – (Calgary) Petrosonic Energy, Inc. is pleased to announce the closing of the acquisition announced April 20, 2102 of the patent pending SonoprocessTM Heavy Oil processing technology from Sonoro Energy Ltd. Pursuant to the terms of the Purchase Agreement with Sonoro, Petrosonic Energy acquired certain assets (the “Assets”) from Sonoro Energy Ltd., and has acquired Sonoro’s controlling interest in Petrosonic Albania, pursuant to a share purchase agreement, and sonic reactors, plant and equipment located in Albania.

Pursuant to the terms of the Purchase Agreement, in exchange for the Assets Petrosonic Energy, Inc. has paid to Sonoro the following consideration: (i) $250,000, (ii) a convertible debenture in the principal amount of $250,000 (the “Debenture”) and (iii) a 10% royalty interest in our realized net revenues for a period of 10 years from the time we commence commercial operations, which is defined as the date upon which we process an average of 50 barrels of feed stock per day over a period of 30 consecutive days utilizing the technology acquired.

“This closing is the first step to commercializing the SonoprocessTM technology, ” stated Art Agolli, President and CEO of Petrosonic Energy, Inc. “our immediate priority will be the assembly and start up of the heavy oil processing facility in Albania, whereby full commercial production is scheduled to commence by October 2012. The demonstration of our ability to upgrade very heavy oil using our environmentally safe and cost effective Sonoprocess TM will establish the economics of our technology.” The SonoprocessTM technology is to be used to upgrade sour, very heavy oil that is present in Albania from approximately 10-12 API by the removal of Ashphaltines, Sulphur and heavy metals to approximately 16-22 API. The increased value of the SonoprocessTM product oil should be sold at a significant premium to refiners for upstream applications.

“We are excited to be in the last stages of commissioning our first stand alone heavy oil de-asphalting and processing facility and reaching a major milestone of our objectives to create value for our shareholders and our clients.”

About Petrosonic Energy, Inc.

Petrosonic Energy was established to deliver innovative technologies to the energy sector. Our current primary focus is to provide technologies that upgrade heavy oil economically and in an environmental friendly manner. Our patented SonoprocessTM uses clean tech sonic energy to de-asphalt heavy oil at much smaller scale and lower capital costs than conventional Upgraders and without use of water or release of emissions in the atmosphere.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, assembly and start up of the heavy oil processing facility in Albania, schedule of commercial production, use of SonoprocessTM technology, increased value and sale price of the SonoprocessTM product oil, business objectives and business plan. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new technology and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our current report on Form 8-K filed July 31, 2012, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For more information please contact:

Art Agolli,

CEO

Petrosonic Energy, Inc.

Tel: 403 708 7869

www.petrosonic.net